UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2013

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California

(Address of principal executive offices, including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2013, the Board of Directors elected Dr. Robert M. Wachter to the Board of Directors and named him to serve as the chair of the quality committee of the Board of Directors. Dr. Wachter was elected as a Class III Director and will stand for election at the Company’s 2016 annual meeting of stockholders. There are no arrangements or understandings between Dr. Wachter and any other person pursuant to which he was elected as a director. In addition, there have been no transactions, since the beginning of IPC’s last fiscal year regarding Dr. Wachter that are required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his election to the Board of Directors, Dr. Wachter received an initial option to purchase 1,355 shares of our common stock and 370 shares of restricted stock units in accordance with the 2012 Equity Participation Plan. Such options vest in 6 equal monthly installments and have an exercise price of $50.68, which is equal to the fair market value of our common stock on the date of grant and the restricted stock units vest in 6 equal monthly installments with the release of units deferred to the 3rd anniversary date of the grant.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated August 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: August 1, 2013	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 1, 2013.